NOVELSTEM INTERNATION CORPORATION

OPERATIONAL FUNDING TERMS

May 11, 2022

Misters Jerry Wolasky and Jan Loeb agree to fund up to $500,000 in the aggregate to Novelstem International Corporation ("Novelstem") to fund operations over the twelve-month period ended May 31, 2023.

The funding will be provided by Mr. Wolasky and Mr. Loeb in $100,000 increments to Novelstem as required to cover expenses from operations.

Outstanding amounts will accrue interest at 8% per annum.

The loan matures twelve (12) months from the date of the first funded amount and should be repaid in its entirety unless Mr. Loeb and Mr. Wolasky agree at that time to extend the term.

Agreed to on this day, May 12, 2022

[signature]

Jan H. Loeb

Jerry Wolasky

Jerry Wolasky